CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Undiscovered Managers Funds of our report dated August 24, 2020, relating to the financial statements and financial highlights, which appears in Undiscovered Managers Behavioral Value Fund’s Annual Report on Form N-CSR for the period ended June 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 20, 2020